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                                                          EXHIBIT 11






INDEPENDENT AUDITORS' CONSENT

Merrill Lynch New Mexico Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust:


We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-52303 of our report dated September 5, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
November 6, 1996